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                     ANNUAL STATEMENT TO THE SECURITYHOLDERS


                        WACHOVIA ASSET SECURITIZATION INC
                                    2002-HE1

Annual Period                       September 1, 2002 - November 30, 2002
Last Monthly Payment Date           12/26/02

Aggregate Amount Collected for the Annual Period
------------------------------------------------

       Interest                                                 $ 8,642,060.64
       Principal Collections                                  $ 125,917,223.30
       Substition Amounts                                                  $ -
       Principal Increases                                   $ (215,059,818.56)

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Application of Collected Amounts
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

Applied in the following order of priority:
    (I)Enhancer Premium                                                                                          $ 356,250.00
   (ii)Noteholder's Interest                                                                                   $ 4,842,097.22
  (vii)Noteholder's Principal Distribution                                                                                $ -
 (xiii)Certificates                                                                                                       $ -


Balances
--------

       Beginning Note Balance                                                                                $ 950,000,000.00
       Ending Note Balance                                                                                   $ 950,000,000.00
                                                                        Change                                            $ -

       Beginning Excluded Amount                                                                                          $ -
       Ending Excluded Amount                                                                                             $ -
                                                                        Change                                            $ -

       Beginning Pool Balance                                                                                $ 950,000,000.00
       Ending Pool Balance                                                                                   $ 955,299,851.07
                                                                        Change                                $ (5,299,851.07)

       Beginning Principal Balance                                                                           $ 870,082,662.00
       Ending Principal Balance                                                                              $ 955,299,851.07
                                                                        Change                               $ (85,217,189.07)



Delinquencies
-------------
                                                                        #                          $
       Two statement cycle dates:                                                               6                $ 298,253.86
       Three statement cycle dates:                                                             2                $ 156,735.46
       Four statement cycle dates:                                                              -                         $ -
       Five statement cycle dates:                                                              -                         $ -
       Six statement cycle dates:                                                               -                         $ -
       Seven + statement cycle dates:                                                           -                         $ -
       Foreclosures                                                                             -                         $ -
       REO                                                                                      -                         $ -
       Liquidation Loss Amount                                                                  -                         $ -

Other Information
-----------------

       Net WAC Rate for Collection Period                                                                              4.062%
       Mortgage Loans Repurchased ( # / $ )                                                     0                         $ -
       Ending Pre-funding Account Balance                                                                                 $ -
       Ending Capitalized Interest Account Balance                                                               $ 319,231.45
       Ending Funding Account Balance                                                                                     $ -
       Overcollateralization Target                                                                           $ 14,250,000.00
       Overcollateralization Amount (Ending)                                                                   $ 5,619,082.52
       Additional Balance Increase (Certificate)                                                               $ 1,856,137.66
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Wachovia Bank, National Association as Servicer